Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Gulf & Orient Steamship Company, Ltd. (the "Registrant") on Form 10-QSB for the quarter ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Michael Vardakis, President and Melissa Ladakis, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated: 8/4/2006                           /s/Michael Vardakis
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                                          Michael Vardakis
                                          President and Director


Dated: 8/4/2006                           /s/Melissa Ladakis
      ----------                          -------------------------
                                          Melissa Ladakis
                                          Secretary and Treasurer